UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

SL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (856) 727-1500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed on April 7, 2016 with the Securities and Exchange Commission (the “SEC”) by SL Industries, Inc., a Delaware corporation (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of April 6, 2016 (the “Merger Agreement”), with Handy & Harman Ltd., a Delaware corporation (“H&H”), Handy & Harman Group Ltd., a Delaware corporation and a wholly owned subsidiary of H&H (“AcquisitionCo”), and SLI Acquisition Co., a Delaware corporation and a wholly owned subsidiary of AcquisitionCo (“Acquisition Sub”).

Item 1.02  Termination of a Material Definitive Agreement.

On June 1, 2016, in connection with the Merger (as defined below), the Company terminated the Credit Agreement, dated as of August 9, 2012, with PNC Bank, National Association, and the lenders party thereto.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on April 21, 2016, Acquisition Sub commenced a tender offer  to acquire all of the outstanding shares of common stock, $.20 par value per share, of the Company (“Shares”), for $40.00 per Share (the “Offer Price”), net to the seller in cash without interest and less any applicable withholding taxes, on the terms and subject to the conditions set forth in the Offer to Purchase, dated April 21, 2016 (together with any amendments and supplements thereto, the “Offer to Purchase”), and in the related Letter of Transmittal (together with any amendments and supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

At 5:00 p.m., New York City time, on May 31, 2016 (the “Expiration Date”), the Offer expired. Acquisition Sub was advised by American Stock Transfer & Trust Company, LLC, the depositary for the Offer, that as of the Expiration Date, a total of 3,358,701 Shares were validly tendered into and not validly withdrawn from the Offer, representing approximately 84.6% of the currently outstanding Shares and approximately 79.3% of the outstanding Shares not owned by H&H or any of its affiliates. The Minimum Tender Condition and the Super-Majority of the Minority Tender Condition (each as defined in the Merger Agreement) and all other conditions to the Offer having been satisfied, Acquisition Sub accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

On June 1, 2016, pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly-owned subsidiary of AcquisitionCo. The Merger was effected without a vote or meeting of the Company stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company’s treasury, (ii) Shares owned by H&H, AcquisitionCo or Acquisition Sub (including the Shares accepted by Acquisition Sub in the Offer) and (iii) any Shares owned by stockholders who properly exercised any available rights of appraisal under Section 262 of the DGCL in connection with the Merger) were automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and less any applicable withholding taxes.

Under the terms of the Merger Agreement, all Company equity awards (that is, stock options, restricted stock units and restricted stock) outstanding at the Effective Time of the Merger, whether vested or unvested or exercisable or unexercisable, were cancelled and converted into the right to receive an amount in cash (less applicable tax withholdings) equal to the product of the Offer Price (or in the case of stock options, the Offer Price less the applicable exercise price) and the number of Shares subject to the award or issuable upon exercise thereof immediately prior to the Effective Time of the Merger.

The aggregate consideration paid by AcquisitionCo in the Offer and Merger was approximately $163.8 million, without giving effect to related transaction fees and expenses.  All of the funds necessary to consummate the Offer, the Merger and to pay related fees and expenses were obtained from available funds under AcquisitionCo’s existing senior secured revolving credit facility.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 7, 2016, and which is incorporated by reference into this Item 2.01.

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 1, 2016, in connection with the consummation of the Merger, the Company notified the NYSE MKT that the Merger had been consummated and requested that the trading of Shares on the NYSE MKT be suspended as of the close of business on such date and that the listing of the Shares on the NYSE MKT be withdrawn. In addition, the Company requested that the NYSE MKT file with the SEC a notification on Form 25 to report the delisting of the Shares from the NYSE MKT and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03                      Material Modification to Rights of Security Holders.

The information set forth under each of Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company has occurred. Upon the consummation of the Merger, the Company became a wholly-owned subsidiary of AcquisitionCo.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, Warren Lichtenstein, Jack L. Howard and Douglas B. Woodworth, the directors of Acquisition Sub immediately prior to the Effective Time of the Merger, became the directors of the Company (and Mr. Lichtenstein became the Chairman of the Board of Directors of the Company), each to hold office in accordance with the amended and restated certificate of incorporation and the amended and restated bylaws of the Company until their respective successors are duly elected or appointed and qualified.  Accordingly, as of the Effective Time, each of Glen M. Kassan, Avrum Gray, James A. Risher and Mark E. Schwarz ceased to serve as a director of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended, and its bylaws, as amended, were each amended and restated in their entirety to be identical to the certificate of incorporation and bylaws of Acquisition Sub as in effect immediately prior to the Effective Time. Copies of the amended and restated certificate of incorporation and the amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On June 1, 2016, H&H issued a press release announcing the expiration and results of the Offer.  A copy of the press release is included as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)                                   Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1

Agreement and Plan of Merger dated as of April 6, 2016 by and among SL Industries, Inc., Handy & Harman Ltd., Handy & Harman Group Ltd. and SLI Acquisition Co. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by SL Industries, Inc. with the SEC on April 7, 2016)

3.1	Amended and Restated Certificate of Incorporation of SL Industries, Inc.

3.2	Amended and Restated Bylaws of SL Industries, Inc.

99.1	Press Release issued June 1, 2016 (incorporated by reference to Exhibit (a)(5)(D) to Schedule TO-T/A filed by Handy & Harman Ltd. on June 1, 2016)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL INDUSTRIES, INC.

By:	/s/ William T. Fejes, Jr.
Name:	William T. Fejes, Jr.
Title:	Chief Executive Officer and President

Dated:	June 1, 2016

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1

Agreement and Plan of Merger dated as of April 6, 2016 by and among SL Industries, Inc., Handy & Harman Ltd., Handy & Harman Group Ltd. and SLI Acquisition Co. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by SL Industries, Inc. with the SEC on April 7, 2016)

3.1	Amended and Restated Certificate of Incorporation of SL Industries, Inc.

3.2	Amended and Restated Bylaws of SL Industries, Inc.

99.1	Press Release issued June 1, 2016 (incorporated by reference to Exhibit (a)(5)(D) to Schedule TO-T/A filed by Handy & Harman Ltd. on June 1, 2016)